SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2006

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28213 Van Dyke Avenue, Warren, MI 48093

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (586) 751-5600

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 19, 2006, Noble International, Ltd. (the “Company”) entered into an oral agreement with Andrew J. Tavi in which the Company agreed to employ him as Vice President and General Counsel. The summary terms of that agreement were disclosed in the Company’s current filing on Form 8-K dated May 24, 2006. The Company has entered into a written agreement with Mr. Tavi regarding such employment with the Company, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. A summary description of the material terms of the Agreement is set forth herein.

In accordance with the Agreement, Mr. Tavi will receive an annual base salary of $225,000. Mr. Tavi is also eligible to participate in the Company’s executive bonus plan which is established by the Compensation Committee of the Company’s Board of Directors.

If the Company terminates Mr. Tavi for reasons other than “Just Cause”, or if Mr. Tavi’s employment terminates because of a “Change in Control”, he is entitled to receive a minimum severance equal to 12 months of his base salary at the termination date, subject to restrictions on soliciting or hiring the Company’s associates and confidentiality.

Mr. Tavi is entitled to receive all benefits generally available to senior executives of the Company.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1 Agreement between Noble International, Ltd. and Andrew J. Tavi dated as of August 22, 2006 and effective as of May 19, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation
(Registrant)

Date: August 25, 2006	By:	/s/ Andrew J. Tavi
Andrew J. Tavi
Vice President and General Counsel

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